UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Global Chief Scientific and Medical Officer

On August 11, 2021, the board of directors (the “Board”) of ImmunityBio, Inc., a Delaware corporation (the “Company” or “our”) appointed Patrick Soon-Shiong, M.D., as Global Chief Scientific and Medical Officer of the Company, a newly created executive position, effective immediately. Prior to such appointment, Dr. Soon-Shiong, age 69, served in the non-employee role of Executive Chairman of the Board since October 2020. Previously, Dr. Soon-Shiong served as our Chairman and Chief Executive Officer from March 2015 to October 2020, as our Co-Chairman from December 2014 to March 2015, and as our Chief Medical Officer from January 2015 to March 2015. Dr. Soon-Shiong will continue to serve as Executive Chairman of the Board.

In connection with Dr. Soon-Shiong’s appointment, the Compensation Committee of the Board (the “Committee”) approved a base salary of $600,000 per year. Additionally, the Committee established that Dr. Soon-Shiong will be eligible to receive an annual discretionary target bonus of up to 50% of his base salary, upon the achievement of certain performance targets as determined by the Committee or Board in its sole discretion. Dr. Soon-Shiong has previously entered into an indemnification agreement with the Company on the Company’s standard form indemnification agreement used by the Company with each of its directors and executive officers. Dr. Soon-Shiong will be eligible to receive benefits consistent with other employees of the Company, including contributions to certain retirement accounts, employer paid health coverage and coverage under certain insurance policies. As an employee, Dr. Soon-Shiong will not continue to receive compensation for his service as a director under the Company’s Director Compensation Program going forward.

Increase in Compensation of Chief Financial Officer

On August 9, 2021, the Committee approved an increase in the annual base salary of David Sachs, our Chief Financial Officer, from $397,000 to $475,000, effective as of the next payroll period. All other terms of the existing offer letter of employment between Mr. Sachs and the Company otherwise remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: August 13, 2021	By:	/s/ David Sachs
David Sachs Chief Financial Officer